UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2021

RUBICON TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33834	36-4419301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 East Green Street Bensenville, Illinois	60106
(Address of principal executive offices)	(Zip Code)

(847) 295-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	RBCN	The NASDAQ Capital Market
Series A Junior Participating Preferred Stock	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company’s 2021 Annual Meeting of Stockholders (the “Annual Meeting”) was held on June 24, 2021, pursuant to notice on May 18, 2021, at the Company’s offices located at 900 East Green Street, Bensenville, IL 60106. The total number of shares of Common Stock voted in person or by proxy at the Annual Meeting was 1,657,002, representing a quorum and was equal to approximately 67.9% of the 2,441,445 shares outstanding and entitled to vote at the Annual Meeting.

The final voting results are as follows:

	Proposal		For	Withhold	Broker Non-Votes
1.	Election of Michael Mikolajczyk as a Class II director to serve for a three-year term.		1,186,679	36,539	0

	Election of Timothy Brog as a Class II director to serve for a three-year term.		1,192,441	30,777	0
		For	Against	Abstain	Broker Non-Votes

2.	Ratification of the selection of Marcum LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2021.	1,575,984	61,608	19,410	433,784

3.	A non-binding advisory vote to approve the compensation of our named executive officers.	993,787	158,833	70,598	0

Item 8.01	Other Events

On June 24, 2021, the Company’s Board of Directors decided, effective immediately, to close its pharmacy operations dba Direct Dose Rx. Direct Dose was launched as a start-up pharmacy primarily to deliver medications and vitamins to patients being discharged from skilled nursing facilities. The Company does not believe that the costs associated with such closure will be material.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUBICON TECHNOLOGY, INC.

Dated: June 29, 2021	By:	/s/ Timothy E. Brog
	Name:	Timothy E. Brog
	Title:	Chief Executive Officer and President

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